UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2013

Voltari Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34781	90-0933943
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 West 26th Street

Suite 415

New York, NY 10001

(Address of Principal Executive Offices, including Zip Code)

(212) 792-9671

(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 9, 2013, Motricity, Inc. (“Motricity”) and Voltari Corporation (“Voltari”) consummated a transaction intended to protect the long-term value of Motricity’s substantial net operating loss carryforwards. Pursuant to the Agreement and Plan of Reorganization by and between Motricity, Voltari and Voltari Merger Sub, Inc., dated as of February 8, 2013 (the “Agreement and Plan of Reorganization”), Motricity became a wholly owned subsidiary of Voltari, each outstanding share of common stock of Motricity (“Motricity Common Stock”) was converted into the right to receive one share of common stock of Voltari (“Voltari Common Stock”), each outstanding share of preferred stock of Motricity (“Motricity Preferred Stock”) became the right to receive one share of preferred stock of Voltari (“Voltari Preferred Stock”), each outstanding warrant to purchase shares of Motricity Common Stock became the right to receive a warrant to purchase an equivalent number of shares of Voltari Common Stock, and each option to purchase shares of Motricity Common Stock was assumed by Voltari and became exercisable for an equivalent number of shares of Voltari Common Stock (the “Reorganization”). Each share of Voltari Common Stock is subject to certain transfer restrictions (that were not applicable to Motricity) prohibiting transfers having the effect of increasing the ownership of Voltari Common Stock by (i) any person from less than 5% to 5% or more or (ii) any person owning or deemed to own 5% of more of Voltari’s Common Stock (the “Transfer Restrictions”).

The Agreement and Plan of Reorganization was approved and adopted by Motricity’s stockholders at Motricity’s special meeting of stockholders held on April 9, 2013 (the “Special Meeting”).

Upon completion of the Reorganization, Motricity became a wholly owned subsidiary of Voltari, which replaces Motricity as the publicly held corporation. As further described below, it is anticipated that, as of April 10, 2013, shares of Voltari Common Stock will commence trading on the NASDAQ Capital Market under the symbol “VLTC.”

The directors and executive officers of Voltari immediately following the Reorganization are the same individuals who were directors and executive officers of Motricity immediately prior to the Reorganization.

Upon completion of the Reorganization, Voltari Common Stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a), Votlari is the successor issuer to Motricity.

The foregoing description of the Agreement and Plan of Reorganization and the Transfer Restrictions is qualified in its entirety by reference to the Agreement and Plan of Reorganization and the Amended and Restated Certificate of Incorporation of Voltari Corporation, which are attached hereto as Exhibits 2.1 and 3.1, respectively, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 9, 2013, Voltari and Motricity issued a press release announcing the consummation of the Reorganization. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Limitation on Incorporation by Reference. The information contained in Exhibit 99.1 is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and the press release attached as an exhibit hereto, this Form 8-K and the press release contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization by and between Motricity, Inc., Voltari Corporation and Voltari Merger Sub, Inc. dated as of February 8, 2013 (1)

3.1	Amended and Restated Certificate of Incorporation of Voltari Corporation (1)

3.2	Amended and Restated Bylaws of Voltari Corporation (1)

4.1	Specimen Stock Certificate for Voltari Corporation Common Stock (2)

4.2	Specimen Stock Certificate for Voltari Corporation Series J Preferred Stock (2)

4.3	Form of Voltari Corporation Warrant (2)

4.4	Warrant Agreement by and between the Company and American Stock Transfer & Trust Company (3)

99.1	Press Release of Voltari Corporation and Motricity, Inc. dated April 9, 2013

(1)	Filed as an appendix to Amendment No. 4 to Registration Statement on Form S-4 (File No. 333-186564) filed by Voltari Corporation on March 26, 2013.
(2)	Filed as an exhibit to Registration Statement on Form S-4 (File No. 333-186564) filed by Voltari Corporation on February 11, 2013.
(3)	Filed as an exhibit to Current Report on Form 8-K filed by Motricity, Inc. on October 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTARI CORPORATION (Registrant)

April 9, 2013	By:	/s/ Richard Sadowsky
(Date)		Richard Sadowsky
Chief Administrative Officer